UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2024

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 2, 2024, Cibus, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”). Pursuant to the terms of the Sales Agreement, the Company may offer and sell through Stifel, from time to time and at its sole discretion, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $80,000,000 (the “Offering”).

Subject to the terms and conditions of the Sales Agreement, Stifel has agreed to use its commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law and regulations, to sell from time to time the Class A Common Stock so designated by the Company as sales agent in accordance with the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Class A Common Stock pursuant to the Sales Agreement. The sales, if any, of the Class A Common Stock under the Sales Agreement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agreement provides that the commission payable to Stifel for sales of Class A Common Stock with respect to which Stifel acts as sales agent shall be up to 3.0% of the gross proceeds from the sale of such Class A Common Stock sold pursuant to the Sales Agreement. The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify Stifel against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended. The Company will also reimburse Stifel for certain expenses incurred in connection with the Sales Agreement. The Offering will terminate upon the earlier of (i) the sale of all shares of Class A Common Stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. The Company and Stifel may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Company currently intends to use any net proceeds from the Offering to fund further development of new and existing seed traits, Trait Machine maintenance, research and development and for working capital and general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Class A Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273062) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2023, as amended by the pre-effective amendment on Form S-3/A filed on October 25, 2023, and declared effective on October 27, 2023. On January 2, 2024, the Company filed a prospectus supplement with the SEC in connection with the Offering pursuant to the Sales Agreement.

The legal opinion of Jones Day relating to the legality of the issuance and sale of the Class A Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 8.01	Other Information.

In connection with the entry into the Sales Agreement, the Company terminated the Open Market Sales AgreementSM, dated September 21, 2021, by and between the Company (f/k/a Calyxt, Inc.) and Jefferies LLC, as amended by Amendment No. 1 thereto, dated October 3, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sale Agreement dated January 2, 2024, by and between Cibus, Inc. and Stifel, Nicolaus & Company, Incorporated

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIBUS, INC.

Date: January 2, 2024	By:	/s/ Rory Riggs
	Name:	Rory Riggs
	Title:	Chief Executive Officer and Chairman